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Exhibit 23.8

CONSENT OF LEHMAN BROTHERS

        We hereby consent to the use of our opinion letter dated May 13, 2003 to the Board of Trustees of Pennsylvania Real Estate Investment Trust (the "Company") attached as Annex B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary—Recommendations of PREIT Board", "Summary—Fairness Opinions", "The Merger—Background of the Merger", "The Merger—PREIT's Reasons for the Merger; Recommendation of the PREIT Board", "The Merger—Opinion of Lehman Brothers Inc.". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

LEHMAN BROTHERS INC.
	By:	/s/ BRIAN C. PORTER Vice President
New York, New York DATE OF PROXY: August 12, 2003

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  Exhibit 23.8
CONSENT OF LEHMAN BROTHERS